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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2005 in the Registration Statement on Form S-4 and related Prospectus of Pliant Corporation for the registration of $298,200,000 principal amount at maturity of the Company's 11 5/8% Senior Secured Notes due 2009.

/s/ Ernst & Young LLP
Chicago, Illinois
June 13, 2005

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Consent of Independent Registered Public Accounting Firm